UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2018

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2018 annual meeting of stockholders (the “Annual Meeting”) of Cornerstone OnDemand, Inc. (the “Company”) held on June 14, 2018, the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Amendment”) to declassify the Company’s board of directors (the “Board”) and provide for the annual election of directors. The Certificate of Amendment was previously approved by the Board, subject to approval by the Company’s stockholders, and became effective on June 19, 2018.

Additionally, the Board previously approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Bylaws”), which became effective upon the effectiveness of the Certificate of Amendment. The amendments consist of conforming changes to reflect the declassification of the Board.

Copies of the Certificate of Amendment and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Certificate of Amendment and the Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Amendment and the Bylaws.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2018, the Company held the Annual Meeting. Present at the Annual Meeting in person or by proxy were holders of 53,461,259 shares of the Company’s common stock, representing 92.65% of the voting power of the shares of the Company’s common stock outstanding as of April 23, 2018, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2018.

Proposal 1 – Election of Directors.

The following nominees were elected as Class I directors to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Cavanaugh	50,825,262	12,742	2,623,255
Kristina Salen	50,825,710	12,294	2,623,255
Marcus S. Ryu	50,806,613	11,839	2,642,807

The following nominee was elected as a Class II director to serve until the 2019 annual meeting of stockholders and until her successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Elisa A. Steele	50,806,689	11,763	2,642,807

The following nominee was elected as a Class III director to serve until the 2020 annual meeting of stockholders and until his successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard Haddrill	50,806,613	11,839	2,642,807

Proposal 2 – Approval of an Amendment to the Company’s Certificate of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of Directors.

An amendment to the Company’s Certificate of Incorporation to declassify the Board and provide for the annual election of directors was approved by the stockholders by the vote set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,730,140	4,102,330	5,532	2,623,257

Proposal 3 – Advisory Vote on the Compensation of Named Executive Officers.

The compensation of the Company’s named executive officers was approved, on an advisory basis, by the stockholders by the vote set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,572,244	260,456	5,302	2,623,257

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers.

Voting every “one year” to approve, on an advisory basis, the compensation of the Company’s named executive officers was the frequency preferred by the stockholders by the vote set forth in the table below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
46,694,296	10,137	4,128,106	5,463	2,623,257

In accordance with the recommendation of the Board and the voting results for this proposal, the Company will hold future advisory votes on the compensation of the Company’s named executive officers every year.

Proposal 5 – Ratification of the Appointment of Independent Registered Public Accounting Firm.

The appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified by the stockholders by the vote set forth in the table below:

Votes For	Votes Against	Abstentions
53,076,167	370,400	14,692

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Cornerstone OnDemand, Inc., as amended

3.2	Amended and Restated Bylaws of Cornerstone OnDemand, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss
Chief Administrative Officer & General Counsel

Date: June 20, 2018